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                                                                     EXHIBIT 4.1


                             FIRST BUSEY CORPORATION
                             2004 STOCK OPTION PLAN



1.       Purpose of The Plan.

         First Busey Corporation 2004 Stock Option Plan (herein called the "Plan") of First Busey Corporation (herein called the "Company") and its Subsidiaries is designed and intended (a) to encourage ownership of the Company's Stock by employees and directors of the Company and its Subsidiaries, and to provide additional incentive for them to promote the success of the business of the Company, and (b) to attract personnel to enter and remain in the employment of the Company and its Subsidiaries. It is expected that the added interest of the participating Employees and Directors under this Plan, and their proprietary attitude toward the Company resulting from their investment in the Company's Stock, will promote the future growth, development and continued success of the Company.

2.       Definitions.

         The following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         (a) "Board of Directors" shall mean the Board of Directors of First Busey Corporation.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean the Compensation Committee of the Board of Directors.

         (d) "Company" shall mean First Busey Corporation.

         (e) "Director" shall mean a member of the Board of Directors who is not an Employee of the Company.

         (f) "Employee" shall mean an individual who performs services for the Company or one or more of its Subsidiaries. The term "Employee" shall also mean an officer of the Company or one of its Subsidiaries.

         (g) "Exchange Act" shall mean the Securities Exchange Act of 1934.

         (h) "Option" shall mean an Option to purchase Stock granted pursuant to the provisions of paragraph 6.

         (i) "Optionee" shall mean an Employee or Director to whom an Option has been granted pursuant to this Plan.


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         (j) "Stock" shall mean the Common Stock, without par value, of the
Company, or in the event that the outstanding shares of Stock are exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

         (k) "Subsidiary" shall mean any subsidiary corporation of the Company as defined in Section 424(f) of the Code.

         (l) "Termination of Employment" shall mean the later of (i) a severance of the employer-employee relationship with the Company or (ii) the resignation, removal or termination of an officer or Director of the Company.

3. Stock Subject to the Plan.

         One million (1,000,000) shares of Stock shall be reserved for issue upon the exercise of Options granted under the Plan. In the event an Option is exercised, the Company may use authorized but unissued shares or shares held in treasury in lieu thereof. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for the purposes of the Plan.

4. Administration of the Plan.

         4.1. The Plan shall be administered by the Compensation Committee of the Board of Directors consisting of not less than three (3) members. Each member of such Committee shall be a non-employee director as defined in Rule 16b-3 of the Rules and Regulations of the Securities and Exchange Commission, as amended from time to time.

         4.2. The Committee shall be appointed by the Board of Directors of the Company. The Board of Directors of the Company may, within the limits herein provided, from time to time in its discretion, fix and change the number of members of the Committee, remove members of the Committee, appoint members of the Committee in substitution for or in addition to members previously appointed, and fill vacancies however caused in the Committee.

         4.3. The Board of Directors shall select one of the Committee members as its chairman, and the Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, but all action of the Committee shall be taken by a majority of its members. Any action, decision or determination reduced to writing and signed by all members shall be fully as effective as if it had been done or made by a vote of a majority of the members at the meeting duly called and held. The Committee may appoint a secretary, and shall keep minutes of its meetings and actions, and shall make such rules and regulations for the conduct of the business of the Committee as it deems advisable. The secretary may be, but need not be, an Employee of the Company or a Subsidiary. Serving as secretary of the Committee shall not disqualify an Employee from receiving an Option under the Plan.

         4.4. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its sole discretion, to determine the individuals to whom Options shall be granted,





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the number of shares subject to each Option, the Option exercise price, the time or times at which Options shall be granted, and the other terms and conditions of such Options. Subject to the express provisions of the Plan, the Committee shall also have plenary authority, in its discretion, to construe and interpret the Plan, to make determinations in administration of the Plan, to make, amend and rescind rules and regulations regarding the Plan and its administration, to determine the terms and provisions of the respective Stock Option agreements (which need not be identical), and to take whatever action is necessary to carry out the purposes of the Plan; provided, however, the Committee shall take no action which will impair any Option previously granted under the Plan or cause the Plan to not meet the requirements of Rule 16b-3 of the Rules and Regulations of the Securities and Exchange Commission. The Committee's actions and determinations on matters referred to in this section shall be conclusive on all persons whomsoever. No act or failure to act on the part of the Committee, or on the part of any member thereof, shall result in any liability whatsoever if taken in good faith.

5. Type of Option Granted By The Plan.

         The Committee shall have authority to grant Options which do not qualify as incentive stock options as defined in Section 422 of the Code.

6. Eligibility to Receive Options Under The Plan.

         6.1. Options may be granted under the Plan to any Employee or Director of the Company or any of its Subsidiaries. An Option may be granted to an individual upon the condition that such individual will become an Employee or Director of the Company or any of its Subsidiaries; provided, however, that such a conditional Option shall be deemed to be granted only on the date such individual becomes an Employee or Director.

         6.2. In making a determination as to persons to whom Options shall be granted under the Plan, and the number of shares to be covered by such Options, the Committee shall take into consideration the nature of the services rendered or to be rendered by the Employee or Director, the Employee's or Director's present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Any and all determinations made by the Committee pursuant to this section shall be binding upon all persons whomsoever, and no Employee or Director eligible to receive an Option under the Plan shall have any legal right to complain as to any determination which shall be made by the Committee hereunder with respect to such Employee or Director.

         6.3. Nothing contained in the Plan shall be construed to limit the right of the Company to grant Options otherwise than under the Plan in connection with (a) the employment or directorship of any person, (b) the acquisition of any corporation, firm or association, or the business or assets thereof, including Options granted to employees thereof who become employees of the Company or a Subsidiary, or (c) other proper corporate purposes.



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7.       Option Price.

         7.1. The purchase price of the Stock subject to each Option granted hereunder shall be equal to at least 100% of the fair market value of the Stock at the time of the grant of the Option.

         7.2. The Committee shall adopt criteria for the determination of the fair market value of Stock subject to any Option granted pursuant to this Plan; provided, however, if the Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq National Market") or any national securities exchange, the fair market value shall be the closing price on the date of such grant.

8.       Term of Options.

         8.1. Except as provided in paragraph 6.1, the term of each Option granted pursuant to the Plan shall not exceed ten (10) years from the date of granting thereof. Within such ten-year limit, Options will be exercisable only at such time or times, subject to the restrictions of paragraphs 10, 11 and 12, and any other restrictions and conditions, as the Committee shall in each instance approve, which need not be uniform for all individuals to whom Options are granted.

         8.2. Except as provided in paragraphs 11 and 12, no Option may be exercised at any time unless the Optionee is then an Employee of the Company or a Subsidiary or a Director of the Company or a Subsidiary and has been so employed or has been a Director continuously since the granting of the Option.

9.       Date of Grant of Option.

         The grant of an Option under the Plan shall take place on or as of the date the Committee grants an Employee or Director a particular Option; provided, however, that if the resolution or other written determination of the Committee specifies that an Option is to be granted as of and at some future date, the date of grant shall be such future date.

10.      Exercise of Option.

         10.1. Except as provided in paragraphs 11 and 12, unless otherwise provided in the terms under which the Committee granted the Option, each Option shall be exercisable in whole (i.e. the rights for all shares subject to any one Option must be exercised in full) only at any time and from time to time on a date specified in the relevant Option Agreement and provided in paragraph 10.2, which shall be a date no earlier than six months after the date of grant of such Option.

         10.2. To the extent that the right to purchase shares under an Option granted under the Plan is exercisable, in order to exercise an option, the Optionee must provide written notice to the Company in accordance with the rules and procedures established by the Committee. Such notice to the Company shall state the number and identity of Stock with respect to which the Option is being exercised, and shall be accompanied by payment in full in cash or in any other form and term as the Committee shall permit.

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         10.3. After the exercise of an Option, the Company shall within a reasonable time deliver to the person exercising the Option a certificate or certificates issued in the name of the person who exercised the Option for the appropriate number of shares. Each Option granted under the Plan shall be subject to the requirement that if at any time the Board of Directors of the Company shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

         10.4. An Optionee under an Option granted under the Plan shall have no rights as a shareholder with respect to any shares covered by an Option until one or more certificates for shares shall have been delivered to the Optionee upon due exercise of an Option as above provided.

         10.5. An Option granted under the Plan shall be nontransferable by the Optionee other than by will or the laws of descent and distribution, and shall be exercised during the Optionee's lifetime only by the Optionee, unless the Optionee is under legal disability, in which case it may be exercised by the Optionee's duly appointed legal representative.

11.      Termination of Employment.

         11.1. Except in the case of disability or death, as provided in paragraphs 11.2 and 12, if an Optionee of an Option granted under the Plan has a Termination of Employment with the Company or a Subsidiary, then all Options granted to such person under the Plan shall terminate and expire as of the date the Optionee ceases to be an Employee or a Director, unless otherwise provided by the Committee in its sole discretion.

         11.2. If an Optionee becomes permanently and totally disabled, all Options which are not presently exercisable shall become exercisable on the date the Optionee has a Termination of Employment because of such disability. Any unexercised Option held by such disabled Optionee shall expire not later than 180 days after the Optionee has a Termination of Employment because of such disability; provided, however, no Option may be exercised after the expiration date specified for the particular Option in the Option grant.

         11.3. The transfer of an Employee from one corporation to another among the Company and its Subsidiaries, or a leave of absence (as described in Section 1.421-7(h)(2) of the Income Tax Regulations) with the written consent of the Company or a Subsidiary shall not be deemed a Termination of Employment for the purposes of the Plan, and an option agreement may provide that retirement at a time when the Optionee is eligible for an immediate retirement benefit under any retirement plan of the Company shall not be a Termination of Employment for purposes of an Option.



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12. Death of Optionee.

         12.1. If an Optionee under the Plan dies while an Employee or Director of the Company or a Subsidiary, all Options which are not presently exercisable shall become exercisable on the date of the Optionee's death. The shares which the Optionee was or becomes entitled to purchase on the date of the Optionee's death under an Option or Options granted under the Plan may be purchased at any time after the Optionee's death by the person or persons to whom said rights under the Option or Options shall have passed by the Optionee's will or by the applicable laws of descent and distribution; provided, however, that any unexercised Option held by an Optionee who dies shall expire not later than 180 days after the date of the Optionee's death, and that no Option may be exercised after the expiration date specified for the particular Option in the Option grant.

13. Effect of Merger, Change in Capitalization, Etc.

         13.1. In the event of any reclassification or increase or decrease in the number of the issued shares of Stock of the Company by reason of the payment of a Stock dividend, a split or consolidation of shares, a recapitalization, a combination or exchange of shares or any like capital adjustment, then (a) the aggregate number and the class of shares reserved under the Plan shall be as though the shares reserved had been outstanding prior to any adjustment as aforesaid, and (b) as to any outstanding unexercised Options theretofore granted under the Plan, there shall be a corresponding adjustment as to the class and number of shares covered by each Option, and as to the purchase price under each Option, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of such event without change in the total purchase price applicable to said Option.

         13.2. In the event the Company shall approve a plan of reorganization or of merger into or consolidation with any other corporation, and appropriate provision is made for the resulting corporation's assumption of the Plan under terms whereby the unexercised portion of each Option then outstanding under the Plan shall thereafter apply to such number and kind of securities as would have been issuable by reason of such reorganization, merger or consolidation to a holder of the number of shares which were subject to the Option immediately prior to such reorganization, merger or consolidation, without change in the total purchase price applicable to said Option, then such Options shall continue under the Plan.

         13.3. In the event the Company shall approve a plan of reorganization or of merger into or consolidation with any other corporation, and appropriate provision is not made for the assumption of the Plan by the resulting corporation as above provided in paragraph 13.2, or in the event the Company shall approve a plan of dissolution, liquidation or sale of substantially all of its assets, then in any event, the unexercised portion of each Option then outstanding under the Plan shall terminate as of a date fixed by the Committee and approved by the Board of Directors of the Company upon not less than thirty days' written notice to each Optionee; provided, however, that any such Option shall be accelerated and may be exercised before the termination date fixed as aforesaid; provided further, however, that such termination date shall be fixed as of a date on or before the effective date of such reorganization, merger, consolidation, dissolution, liquidation or sale.



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         13.4. In the event the Company shall issue additional capital Stock of any class for cash or other consideration, there shall be no adjustment in the number of shares covered by outstanding Options under the Plan, and no adjustment in the purchase price under such Options.

14. Termination and Amendment of The Plan.

         14.1. This Plan shall terminate ten years from the date the Plan was adopted by the Board of Directors, and no Option shall be granted hereunder after said date, but such termination shall not affect any Option theretofore granted. The Board of Directors of the Company may suspend, discontinue or terminate the Plan at any time, and may from time to time make such changes in and additions to the Plan as the Board of Directors shall deem advisable; provided, however, that the Board of Directors may not, without approval by the shareholders of the Company, change any provision which otherwise requires shareholder approval in accordance with applicable rules and regulations.

         14.2. Subject to other provisions of the Plan, no termination or amendment of the Plan may, without the consent of the Optionee under an Option then outstanding, terminate such Option or materially and adversely affect the rights of the Optionee thereunder.

15. Shareholder Approval.

         Notwithstanding any other provision of this Plan, no Option granted under this Plan may be exercised until this Plan is approved by vote of a majority of the total votes cast by the shareholders of the Company at the Company's Annual Meeting to be held on April 13, 2004. In the event such shareholder approval is not forthcoming at the Company's Annual Meeting to be held on April 13, 2004, this Plan and any Options granted pursuant to it shall be null and void.

16.      Amendments to Code or Regulations.

         Any reference in this Plan to a section of the Code or a section of the Income Tax Regulations shall include any amendments thereto and shall include such additional sections of the Code or Regulations into which the substance of the cited subsections shall be incorporated.




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